UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2024

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Breakaway One Facility

On December 16, 2024, Breakaway One, Ltd. (“Breakaway One”), an indirect subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company” or “NCLH”), delivered notice of its intent to repay in full and terminate the Credit Agreement, dated as of November 18, 2010 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Breakaway One Facility”), by and among Breakaway One, as borrower, NCL Corporation Ltd., a subsidiary of NCLH (“NCLC”), as guarantor, KfW IPEX-Bank GmbH, as facility agent, collateral agent and CIRR agent, Commerzbank Aktiengesellschaft as Hermes agent, and the other parties thereto, on January 3, 2025. Pursuant to the Breakaway One Facility, on January 3, 2025, the full amount of outstanding borrowings under the Breakaway One Facility, plus accrued and unpaid interest thereon, was repaid, and the Breakaway One Facility was terminated.

The material terms and conditions of the Breakaway One Facility were described in our Current Reports on Form 8-K filed on April 24, 2020, February 23, 2021, December 29, 2021 and December 19, 2022.

Breakaway Two Facility

On December 16, 2024, Breakaway Two, Ltd. (“Breakaway Two”), an indirect subsidiary of NCLH, delivered notice of its intent to repay in full and terminate the Credit Agreement, dated as of November 18, 2010 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Breakaway Two Facility”), by and among Breakaway Two, as borrower, NCLC, as guarantor, KfW IPEX-Bank GmbH, as facility agent, collateral agent and CIRR agent, Commerzbank Aktiengesellschaft as Hermes agent, and the other parties thereto, on January 3, 2025. Pursuant to the Breakaway Two Facility, on January 3, 2025, the full amount of outstanding borrowings under the Breakaway Two Facility, plus accrued and unpaid interest thereon, was repaid, and the Breakaway Two Facility was terminated.

The material terms and conditions of the Breakaway Two Facility were described in our Current Reports on Form 8-K filed on April 24, 2020, February 23, 2021, December 29, 2021 and December 19, 2022.

Riviera Facility

On December 16, 2024, Riviera New Build, LLC (“Riviera New Build”), an indirect subsidiary of NCLH, delivered notice of its intent to repay in full and terminate the Credit Agreement, dated as of July 18, 2008 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Riviera Facility”), by and among Riviera New Build, as borrower, NCLC, as guarantor, Crédit Agricole Corporate and Investment Bank, as agent and SACE agent, and the other parties thereto, on January 3, 2025. Pursuant to the Riviera Facility, on January 3, 2025, the full amount of outstanding borrowings under the Riviera Facility, plus accrued and unpaid interest thereon, was repaid, and the Riviera Facility was terminated.

The material terms and conditions of the Riviera Facility were described in our Current Reports on Form 8-K filed on June 10, 2020, February 23, 2021, December 29, 2021 and December 19, 2022.

Marina Facility

On December 16, 2024, Marina New Build, LLC (“Marina New Build”), an indirect subsidiary of NCLH, delivered notice of its intent to repay in full and terminate the Credit Agreement, dated as of July 18, 2008 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Marina Facility”), by and among Marina New Build, as borrower, NCLC, as guarantor, Crédit Agricole Corporate and Investment Bank, as agent and SACE agent, and the other parties thereto, on January 3, 2025. Pursuant to the Marina Facility, on January 3, 2025, the full amount of outstanding borrowings under the Marina Facility, plus accrued and unpaid interest thereon, was repaid, and the Marina Facility was terminated.

The material terms and conditions of the Marina Facility were described in our Current Reports on Form 8-K filed on June 10, 2020, February 23, 2021, December 29, 2021 and December 19, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On December 31, 2024, the Company determined that Ms. Andrea DeMarco, President, Regent Seven Seas Cruises, would step down from her role in connection with the appointment of Mr. Jason Montague as Chief Luxury Officer, effective February 17, 2025. Ms. DeMarco is expected to remain in her role through March 4, 2025, to help facilitate the transition. Mr. Frank A. Del Rio, President, Oceania Cruises, will report to Mr. Montague.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
	Name:	Mark A. Kempa
	Title:	Executive Vice President and Chief Financial Officer